EXHIBIT 8.1


                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                              NEW YORK, NY 10017
                                  212-450-4000


                                                     August 10, 2001


Re: Alliance Capital Management L.P.
    $400,000,000 5.625% Notes due 2006

Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, NY 10105

Ladies and Gentlemen:

     We have acted as special tax counsel for Alliance Capital Management L.P. (the "Partnership") in connection with the of issuance of $400,000,000 of the Partnership's 5.625% Notes due 2006 (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "United States Taxation" in the Partnership's prospectus supplement dated August 7, 2001 relating to the Notes (the "Prospectus Supplement") and the accompanying prospectus (the "Prospectus") that is part of the Registration Statement on Form S-3 filed by the Partnership with the Securities and Exchange Commission and declared effective on July 30, 2001. Capitalized terms used herein but not defined have the same meanings as provided in the Prospectus and Prospectus Supplement.

     We hereby consent to the use of our name under the caption "United States Federal Taxation" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Davis Polk & Wardwell